Exhibit 10.51
FIRST AMENDMENT TO SPLIT-DOLLAR AGREEMENT BETWEEN
MASTEC, INC. AND JOSE MAS
DATED MARCH 11, 2005
     This Amendment made and entered into this 6th day of January, 2006, effective as of January 1, 2005, by and between MasTec, Inc., a Florida corporation, with principal offices and place of business in the State of Florida (the “Corporation”) and Jose Mas, an individual residing in the state of Florida (the “Employee”).
     WHEREAS, the Corporation and the Employee entered into a Split-Dollar Agreement on March 11, 2005, effective as of August 3, 2004 (the “Agreement”), to govern the rights and obligations of the parties with respect to that certain life insurance policy issued by The Hartford Financial Services Group Inc., insuring the life of the Employee (the “Policy”), which Policy is described in Exhibit A of the Agreement; and
     WHEREAS, in accordance with paragraph 13 of the Agreement, the parties desire to amend the Agreement to modify certain of their respective rights and obligations with respect to such Policies;
     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto hereby amend the Agreement, as follows, effective as of January 1, 2005.
     1. Paragraph 8 is amended by deleting the paragraph in its entirety, and substituting the following in lieu thereof:
     8. Termination of the Agreement During the Employee’s Lifetime. This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (a) the Corporation’s (i) bankruptcy (with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)), or (ii) dissolution taxed under Section 331 of the Internal Revenue Code of 1986, as amended (“Code”); or (b) the date of a change in control, within the meaning of Code Section 409A, due to (i) one person, or more than one person acting as a group, acquiring ownership of stock of the Corporation constituting more than 50% of the total fair market value or total voting power of such stock, or (ii) a majority of the Corporation’s board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Corporation’s board of directors prior to the date of such appointment or election.
     2. Except as herein amended, the parties hereby ratify and confirm the Agreement in all respects, effective as of January 1, 2005.

MASTEC, INC.
By /s/ Austin Shanfelter
Austin Shanfelter, President
"Corporation"

Attest
/s/ Alberto de Cardenas
Secretary

/s/ Jorge Mas
Jorge Mas
"Employee"